First Quarter 2022 Update

1 CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE Quarterly Highlights Share Repurchases Cannae continued its share repurchases, acquiring 2 Million shares during the first quarter, representing 2.3% of the shares outstanding. These shares were purchased at an average price of $26.96, for a total investment of $54 Million. Combined with the 4.8 Million shares purchased in the nine months ended December 31, 2021, Cannae has repurchased an aggregate of 6.8 Million shares in the past twelve months, or 7.4% of the shares outstanding. These shares were purchased at an average price of $32.38 per share, for a total investment of $221 Million. The Company has Board authorization to repurchase an additional 7.5 Million shares. Sale of Ceridian Shares In January 2022, Cannae sold 2 million Ceridian (CDAY) shares for gross proceeds of $173.3 Million. After these trades, Cannae holds 8 Million shares, or 5% of CDAY’s total outstanding, with a value of $439 Million as of May 6, 2022. Sale of Interest in Optimal Blue On February 15, 2022, Cannae closed an agreement to sell its interest in Optimal Blue for an aggregate consideration of $578 Million, a 2.0x multiple of invested capital (MOIC), in less than 18 months. The consideration received included $144.5 Million in cash and 21.8 Million shares of Dun & Bradstreet (DNB) common stock. After fees, including 1.6 Million shares of DNB, Cannae holds 88.3 Million shares, or approximately 20% of DNB shares outstanding. System1/Trebia Merger and Other System1 Transactions On January 27, 2022, Trebia Acquisition Corp. closed its business combination with System1, Inc. (“System1”). System1 began trading on the NYSE on Friday, January 28, 2022, under the ticker symbol “SST.” In conjunction with the transaction, Cannae purchased 24.7 Million shares of System1 under its backstop agreement with Trebia and received 2.5 Million founder shares. Upon closing, Cannae held, directly and indirectly through the sponsor entity, 28.2 Million System1 common shares, 1.2 Million warrants to purchase SST common shares and 0.2 Million Class D System1 earnout shares. Cannae’s total capital invested at the combination date, including the warrant investment, was $248.3 Million, or $8.82 per SST common share. In March 2022, the price of the SST shares achieved earnout levels and the 0.2 Million Class D shares held by Cannae were converted to SST common shares. On April 19, 2022, through the sponsor entity, Cannae exercised its 1.2 Million warrants on a cashless basis and received 0.5 Million SST common shares worth a gross value of $10.8 Million, based upon the closing price of SST common shares on that date. Through May 6, 2022, Cannae sold 1.4 Million shares of SST for gross proceeds of $19.5 Million. After these transactions, Cannae holds 27.5 Million SST shares, or approximately 25% of System1’s outstanding shares. Liquidity After the quarter-end, Cannae drew $60 Million from its margin loan, resulting in remaining undrawn capacity of $240 Million and $100 Million of undrawn capacity from its revolver. As of May 6, 2022, Cannae has approximately $33.5 Million in corporate cash.

2 CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE In the first quarter of 2022, we continued our share repurchases, simplified our holdings and monetized certain of our businesses. We repurchased 2 Million shares of Cannae stock, eclipsing 6.8 Million aggregate shares (7.4% of outstanding at 3/31/21) repurchased in less than a year. Our share repurchases reflect our firm belief that our shares are substantially undervalued as are the shares of our portfolio companies. Importantly, we have confidence in the long-term growth opportunities within our portfolio companies and will continue to partner with our management teams to help them execute on their strategic plans to unlock the substantial value that exists. Trebia Acquisition Corp. successfully completed its business combination with System1 in late January. Cannae remains a sizeable shareholder (27.5 Million shares, or 25%) of System1 and we are excited to participate in its continued success. With its unique technology platform, System1 is well positioned to capitalize on trends in digital advertising and customer acquisition and has numerous attractive acquisition opportunities. This quarter, SST completed two acquisitions, reported a full year 2021 performance that exceeded expectations (Adjusted EBITDA of $127 Million compared to $111 Million guidance), and increased 2022 Adjusted EBITDA guidance ($174 Million compared to $142 Million). We sold our interest in Optimal Blue to Black Knight, Inc., for total consideration of $578 Million, consisting of $144.5 Million in cash and 21.8 Million shares of Dun & Bradstreet, a 2.0x multiple of invested capital, or “MOIC”, in less than 18 months. We were very pleased to increase our ownership position given DNB’s progress executing their strategic initiatives designed to accelerate organic revenue growth. WILLIAM P. FOLEY, II Chairman Fellow Shareholders,

3 CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE We focus on companies with substantial free cash flow, pricing power and growing shares of large addressable markets. These attributes will help them succeed in the face of rising rates and inflationary conditions. We are pleased with the results of our companies through the first quarter and are optimistic on the year ahead. The market has been challenging, but our businesses are executing, and we will continue to follow a balanced capital allocation strategy that focuses on repurchasing shares and investing in private companies that hold the potential for outsized shareholder returns. Sincerely, WILLIAM P. FOLEY, II Chairman Select Portfolio Updates Dun and Bradstreet Holdings, Inc. (NYSE: DNB) Three Months Ended March 31, (In Millions) (Unaudited) 2022 2021 Total revenues $ 536.0 $ 504.5 Net loss $ (31.3) $ (25.0) Adjusted EBITDA $ 190.1 $ 185.6 DNB announced their first quarter results, increasing revenues from $504.5 Million in the first quarter last year to $536.0 Million this year, or 6.2%, in line with expectations. The company generated organic revenue growth (constant currency basis) of 4.5%, compared to the first quarter of 2021, which is in the upper half of annual guidance of 3% to 5% and reflecting growth across both of DNB’s segments. DNB’s adjusted EBITDA increased $4.5 Million, reflecting balanced revenue growth and lower personnel costs, partially offset by investments leading to higher data and data processing costs. DNB continues to innovate, introducing its first set of co- innovations with Google including an effort that is expected to send 100 million small businesses registering on Google Maps to DNB for a DUNS number. At the close of the quarter, the company also announced the divestiture of its German business-to-consumer marketing solutions business. In conjunction with the sale of our interest in Optimal Blue, Cannae elected to receive 75% of the total consideration in the form of 21.8 Million DNB shares, demonstrating our firm belief in the long-term prospects of the business. Of that total, 1.6 Million DNB shares were distributed in carried interest fees. Cannae holds 88.3 Million shares or approximately 20.5% of DNB shares outstanding, at an average cost of $12.04. As of May 6, 2022, the aggregate value of these shares was $1.3 Billion.

CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE

alight.

Alight, Inc.
(NYSE: ALIT)

	Three Months Ended December 31,	
(In Millions) (Unaudited)	**2021**	**2020**
Total revenues	$ 864.3	$ 719.7
Net earnings (loss)	$ 72.4	$ (17.9)
Adjusted EBITDA	$ 190.4	$ 148.4

Cannae reports its equity in earnings of Alight on a one-quarter lag from their public filings, and accordingly, the table above presents the results for the quarters ended December 31, 2021, and 2020.

Alight reported fourth quarter results with year-over-year double-digit increases in revenue, Business Process as a Service (BPaaS) revenue, and adjusted EBITDA. They announced new or expanded agreements with several large companies (including Walgreens), completed two acquisitions (Retiree Health Exchange and ConsumerMedical) and provided 2022 full year guidance for revenue and adjusted EBITDA higher than their previously announced targets. Notably, the company ended 2021 with over 80% of projected 2022 revenue under contract.

The company completed a largely cashless redemption of 60 Million warrants for approximately 15.3 Million Class A common shares and refinanced $2.5 Billion in term debt, extending the maturity and lowering the borrowing margin.

Alight continues to enhance Alight Worklife, announcing the first of two major releases planned for the employee experience platform in 2022. The Alight Worklife platform is an enterprise-wide employee experience platform that combines consumer-centered technology with personalized and engaging content that drives measurable outcomes for clients and their people.

Alight Worklife provides employees with a mobile-first format available when and where they need it, with integrated and actionable content simplified and personalized to improve employee engagement. For employers, the platform leverages data to provide analytics, tracking and utilization, and critical information to assess alternatives for next steps in employee engagement.

Cannae holds 52.5 Million shares of Alight common stock, directly and indirectly, representing approximately 10% of Alight's outstanding shares. With total invested capital at $440.5 Million, Cannae's cost per ALIT common share is $8.39. As of May 6, 2022, the aggregate value of these shares was $426.6 Million.

CERIDIAN

Ceridian HCM Holdings, Inc.
(NYSE: CDAY)

Cannae accounts for its investment in Ceridian, a member of the S&P 500 index, under the fair value method, and accordingly our consolidated statement of operations reflects the change in the stock price of CDAY during the quarter on a non-cash basis within Recognized gains (losses), net.

A hallmark of Ceridian is the expansion of Dayforce, their primary cloud-based human capital management platform, and iterative products associated with it. The company now has more than 5 Million active employees on the Dayforce platform, which grew the number of customers and active users by double digits in the current quarter as well as in 2021.

An example is Dayforce Wallet, the Company's on-demand pay solution that allows the customer's employees to be paid in real time instead of waiting for the close of a fixed pay period, which has grown its customer base to more than 400 customers on the platform. Ceridian expanded the product to Canada in 2021 and added Wallet Rewards, which adds a prepaid Mastercard that gives users cash back in their Dayforce Wallet.

Cannae currently holds 8 Million shares, or 5%, of Ceridian's outstanding shares, which had an aggregate market value of $439.1 Million as of May 6, 2022.

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CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE

SYSTEM1

System1, Inc.
(NYSE: SST)

(In Millions) (Unaudited)	*Three Months Ended December 31,* 2021	2020
Total revenues	$ 238.9	$ 160.9
Net earnings from continuing operations	$ 30.8	$ 6.6
Adjusted EBITDA	$ 37.0	$ 22.5

Cannae reports its equity in earnings of System1 on a one-quarter lag from their public filings, and accordingly, the table above presents combined results of S1 Holdco and Protected.net on a pro forma basis for the quarters ended December 31, 2021, and 2020.

System1 closed its business combination ("S1 Merger") with Trebia Acquisition Corp. (NYSE: TREB) and began trading on the NYSE under the ticker "SST" on January 28, 2022. As a member of the sponsor group, Cannae held an approximate 15% interest in the founder shares at the IPO of TREB, and 1.2 Million warrants to purchase TREB Class A shares. Cannae also invested $246.5 Million at the S1 Merger date as part of an equity backstop agreement for an aggregate of 24.7 Million System1 Class A shares, and received an additional 2.5 Million founder shares.

In April 2022, Cannae, as part of the sponsor group, exercised its warrants on a cashless basis and received an additional 0.5 Million shares for its 1.2 Million warrants, and also sold 1.3 Million of the shares purchased under the equity backstop agreement.

System1 has built a fast growing and profitable business in the digital customer acquisition space powered by their proprietary technology platform, RAMP. System1 acquires and monetizes customers on behalf of System1's advertising partners and for their own subscription products. System1's business is differentiated from peers given their diversification across more than 50 advertiser verticals and the ability to leverage RAMP to move between verticals depending on economic conditions. In addition to System1's advertising business, they also have a digital subscription business where they utilize RAMP to acquire customers and sell them digital subscriptions. These digital subscriptions have attractive financial characteristics and System1 reports they are seeing more subscription product opportunities.

On April 4, 2022, the company reported continued strong performance for its full year 2021 results and increased guidance for 2022. For the full year 2021, System1 reported revenues of $833 Million, representing growth of 47% over 2020, and Adjusted EBITDA of $127 Million, or growth of 103%, over the preceding year. Management also updated and increased 2022 full guidance revenue to $1.0 Billion and Adjusted EBITDA of $174 Million, including $25 Million in revenue and $15 Million in Adjusted EBITDA from their two recent acquisitions.

System1 is expected to release their first quarter results on or about May 12, 2022.

Cannae holds 27.5 Million shares of SST, or approximately 25% of outstanding shares, at an average cost of $8.58 per SST share. As of May 6, 2022, the aggregate value of these shares was approximately $337.4 Million.

Sightline

Sightline Payments
(Private)

Cannae reports its equity in earnings of Sightline on a one-quarter lag from their public filings, and accordingly, our consolidated results for the quarter ended March 31, 2022, include Cannae's share of Sightline's results for the quarter ended December 31, 2021.

Sightline, a privately held company, is a market leader in payment and mobile app development for the U.S. sports betting and casino gaming market. The company's seasoned leadership team has a proven track record and a vision to capitalize on many of the highest growth sectors in the entertainment industry. Sightline's marque Play+ product provides an FDIC-insured, reloadable account for consumers to fund online and in-person transactions. The Play+ ecosystem includes over 1.5 Million account holders and 70+ operator partners in 43 states across the sports betting, lottery, racing, online and in-person casino markets.

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CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE

In the first quarter, Sightline announced the selection of J.P. Morgan Payments as primary merchant acquirer and payments processor for the Play+ ecosystem. Sightline also partnered with Green Dot (NYSE: GDOT) and InComm Payments to provide cash-loading options at more than 100,000 retail locations nationwide.

Additionally, Sightline announced the launch of its mobile loyalty platform at Indigo Sky Casino & Resort, one of the largest casinos in northeastern Oklahoma, building on the prior quarter's collaboration with International Game Technology (NYSE: IGT) and its IGT ADVANTAGE casino management system. Sightline has agreements with IGT and Konami to offer its mobile loyalty application to these top casino suppliers' customers as their recommended mobile application.

Cannae has invested $272 Million and owns 33% of Sightline's outstanding shares.

Paysafe:

Paysafe, Ltd.

(NYSE: PSFE)

(In Millions) (Unaudited)	*Three Months Ended December 31,* 2021	2020
Total revenues	$ 371.7	$ 370.3
Net earnings (loss)	$ 90.5	$ (3.0)
Adjusted EBITDA	$ 105.5	$ 95.3

Cannae reports its equity in earnings of Paysafe on a one-quarter lag from their public filings, and accordingly, the table above presents the results for the quarters ended December 31, 2021, and 2020.

During the fourth quarter, Paysafe demonstrated momentum across key verticals, including US Acquiring and progress in the digital wallet segment. The company noted success in their cost savings program, delivering $40 Million in 2021 compared to an initial target of $30 Million. Paysafe also announced several strategic and operational highlights in the fourth quarter and ensuing period, including partnerships with Binance, the world's largest crypto exchange and trainscoin. me, expansion into Louisiana and New York sports-betting markets, and partnerships with Hard Rock Digital, Bally's, betPARX and Betsson.

Paysafe recently appointed fintech industry leader Bruce Lowthers, as Chief Executive Officer. Bruce joins the company from FIS, where he most recently serviced as President across Banking, Merchant and Capital markets business segments. During Lowther's tenure with FIS, he worked across the organization in various sales and product groups including leading the global merchant solutions group in developing FIS' commerce, banking, payments and fintech offerings.

Due primarily to the decrease in the fair market value of our investment and decreasing market multiples of peer companies, Cannae recorded a non-cash impairment of $236.0 Million in the three months ended March 31, 2022.

Paysafe is expected to release their first quarter results on or about May 11, 2022.

Cannae has invested $519 Million in Paysafe, holding 59.8 Million PSFE shares, or approximately 8% of Paysafe's outstanding shares, as well as 5.0 Million warrants and 3.1 Million LLC units to purchase PSFE shares. At May 6, 2022, the aggregate value of the shares was $165.9 Million.

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7 CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE First Quarter Statements of Operations (In Millions, except per share data) (Unaudited) Three Months Ended March 31, 2022 2021 Restaurant revenue $ 162.1 $ 167.3 Other operating revenue 5.3 4.6 Total operating revenue 167.4 171.9 Cost of restaurant revenue 145.4 147.7 Personnel costs 21.1 12.0 Depreciation and amortization 5.8 7.9 Other operating expenses, including asset impairments 70.7 40.3 Total operating expenses 243.0 207.9 Operating loss (75.6) (36.0) Interest, investment and other income — 0.9 Interest expense (2.4) (2.1) Recognized losses, net(1) (265.2) (312.5) Total other expense (267.6) (313.7) Loss before tax (343.2) (349.7) Income tax benefit (61.9) (62) Earnings of unconsolidated affiliates 31.9 53.9 Less: loss attributable to non-controlling interests (1.8) (0.7) Net loss attributable to Cannae common shareholders $ (247.6) $ (233.1) Per share amounts: EPS attributable to Cannae common shareholders - basic $ (2.88) $ (2.55) EPS attributable to Cannae common shareholders - diluted $ (2.88) $ (2.55) Cannae weighted average shares - basic 85.9 91.5 Cannae weighted average shares - diluted 85.9 91.6 (1) Includes $542.3 Million and $312.1 Million of non-cash losses and impairments for the three months ended March 31, 2022 and 2021, respectively.

8 CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE Balance Sheets (In Millions) (Unaudited) March 31, 2022 December 31, 2021 Current assets: Cash and cash equivalents $ 50.7 $ 85.8 Other current assets 25.6 35.8 Total current assets 76.3 121.6 Investments in unconsolidated affiliates 2,435.1 2,261.3 Equity securities, at fair value 547.1 1,045.1 Lease assets 166.6 172.0 Property and equipment, net 99.1 100.6 Other intangible assets, net 26.0 26.9 Goodwill 53.4 53.4 Other long term investments and noncurrent assets 89.1 108.7 Total assets $ 3,492.7 $ 3,889.6 Current liabilities: Accounts payable and other accrued liabilities, current $ 82.4 $ 105.6 Income taxes payable 103.5 24.7 Lease liabilities 23.8 23.8 Deferred revenue 18.4 23.1 Notes payable 1.6 2.3 Total current liabilities 229.7 179.5 Notes payable, long term 13.7 14.1 Deferred tax liabilities 2.3 143.8 Lease liabilities, long term 160.5 166.1 Accounts payable and other accrued liabilities, long term 43.8 45.0 Total liabilities 450.0 548.5 Additional paid in capital 1,894.4 1,888.3 Retained earnings 1,395.2 1,642.8 Treasury stock (242.5) (188.6) Accumulated other comprehensive loss (8.4) (7.2) Noncontrolling interests 4.0 5.8 Total equity 3,042.7 3,341.1 Total liabilities and equity $ 3,492.7 $ 3,889.6

CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE

Book Value Summary

(In Millions, except per share data) (Unaudited)

The following is a summary of the book value of the Company by investment, net of applicable deferred taxes:		March 31, 2022		December 31, 2021
Dun & Bradstreet	$	999.3	$	608.6
Alight		503.3		494.2
Ceridian		454.2		852.4
Paysafe		270.2		450.7
System1		268.8		—
Sightline Payments		267.0		270.1
AmeriLife		103.5		108.6
Restaurant Group		77.8		81.1
CorroHealth		77.5		77.4
SPAC sponsor investments and valuation of forward purchase and backstop agreement assets		1.6		12.9
Holding company cash		21.3		48.1
Optimal Blue		—		269.8
Other investments and holding company assets and liabilities, net		107.8		85.1
Corporate tax liability		(113.6)		(23.7)
Holding company debt		—		—
Cannae book value	$	3,038.7	$	3,335.3
Outstanding Cannae shares		84.9		86.9
Cannae book value per share	$	35.79	$	38.38

Invested Capital

(In Millions) (Unaudited)

The following is the cost of invested capital for the Company's portfolio used in determining management fees payable to our external manager, Trasimene Capital Management, LLC.		March 31, 2022		December 31, 2021
Dun & Bradstreet	$	1,062.8	$	659.7
Paysafe		519.0		519.0
Alight		440.5		440.5
Sightline Payments		272.0		272.0
System1		248.3		—
AmeriLife		121.3		121.3
Restaurant Group		105.8		105.8
CorroHealth		72.5		72.5
Optimal Blue		—		289.0
Other		89.8		90.1
Total cost of invested capital	$	2,932.0	$	2,569.9

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10 CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE Use of Non-GAAP Financial Information Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non- GAAP financial measures for certain investments which we believe provide useful information to investors and ratings agencies regarding our affiliates’ results, operating trends and performance between periods. Dun & Bradstreet D&B’s non-GAAP measures include adjusted earnings before interest, taxes and depreciation and amortization (adjusted EBITDA). Adjusted results are non-GAAP measures that adjust for the impact due to purchase accounting application and divestitures, restructuring charges, equity-based compensation, acquisition and divestiture-related costs (such as costs for bankers, legal fees, due diligence, retention payments and contingent consideration adjustments) and other non-core gains and charges that are not in the normal course of our business (such as gains and losses on sales of businesses, impairment charges, effect of significant changes in tax laws, and material tax and legal settlements). We present D&B’s adjusted EBITDA because D&B believes that these supplemental non-GAAP financial measures provide useful information to investors and rating agencies regarding its results, operating trends and performance between periods. D&B management regularly uses these supplemental non- GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. These non-GAAP measures are among the factors D&B management uses in planning for and forecasting future periods. Non- GAAP financial measures should be viewed in addition to, and not as an alternative to, D&B’s reported results prepared in accordance with GAAP. D&B’s adjusted EBITDA is defined as net income or loss excluding the following items: (i) depreciation and amortization; (ii) interest expense and income; (iii) income tax benefit or provision; (iv) other expenses or income; (v) equity in net income of affiliates; (vi) net income attributable to noncontrolling interests; (vii) dividends allocated to preferred stockholders; (viii) other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization); (ix) equity-based compensation; (x) restructuring charges; (xi) merger and acquisition related operating costs; (xii) transition costs primarily consisting of non-recurring incentive expenses associated with D&B’s synergy program; (xiii) legal reserve and costs associated with significant legal and regulatory matters; and (xiv) asset impairment. D&B excludes amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and not indicative of its ongoing and underlying operating performance. Recognized intangible assets arise from acquisitions, or primarily D&B’s accounting for its privatization in 2019. D&B believes that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, D&B’s costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in its operating costs as personnel, data fee, facilities, overhead and similar items. Management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of recognized intangible assets will recur in future periods until such assets have been fully amortized. Alight Alight’s Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and intangible amortization adjusted for the impact of certain non-cash and other items that it does not consider in the evaluation of ongoing operational performance, is a non-GAAP financial measure used by management and Alight stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods. We believe Alight’s Adjusted EBITDA provides visibility to its underlying operating performance by excluding the impact of certain items, including interest expense, income taxes, depreciation of fixed assets, amortization of intangible assets, share-based compensation, expenses related to restructuring and integration plans, and other adjustments, because management does not believe these expenses are representative of Alight’s core earnings.

11 CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE Paysafe Paysafe’s Adjusted EBITDA is defined as net income/(loss) before the impact of income tax (benefit)/expense, interest expense, net, depreciation and amortization, share-based compensation, impairment expense on intangible assets, restructuring and other costs, loss/(gain) on disposal of subsidiaries and other assets, net, and other income/ (expense), net. These adjustments also include certain costs and transaction items that are not reflective of the underlying operating performance of Paysafe. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of Revenue. Management believes Adjusted EBITDA to be a useful profitability measure to assess the performance of our businesses and improves the comparability of operating results across reporting periods. Management believes the presentation of Paysafe’s non- GAAP Adjusted EBITDA and Adjusted EBITDA margin provide users with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of Paysafe’s core operating performance. In addition, management believes the presentation of Paysafe’s non-GAAP financial measures provide useful supplemental information in assessing its results on a basis that fosters comparability across periods by excluding the impact on Paysafe’s reported GAAP results of acquisitions and dispositions that have occurred in such periods. However, these non-GAAP measures exclude items that are significant in understanding and assessing Paysafe’s financial results or position. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. System1 We include System1 and its predecessor entities’ Adjusted EBITDA, a non-GAAP financial measure, in this release. Adjusted EBITDA is a non-GAAP financial measure and represents a key metric used by System1’s management and board of directors to measure the operational strength and performance of its business, to establish budgets and to develop operational goals for managing its business. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, deferred compensation, management fees, minority interest expense, restructuring charges, impairment and certain discrete items impacting a particular segment’s results in a particular period. System1 believes Adjusted EBITDA is relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1’s industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted EBITDA as a financial measure to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1’s business. System1’s presentation of Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items. All of the above non-GAAP measures have important limitations as analytical tools and should be considered in context with the GAAP financial presentation, and should be viewed in addition to and not be considered in isolation or as a substitute for analysis of results reported in accordance with GAAP. Further, our and our affiliates’ non-GAAP measures may be calculated differently from similarly titled measures of other companies in their respective industries. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

12 CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE Dun & Bradstreet Cannae accounts for its investment in D&B using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of D&B’s net earnings or loss in earnings (loss) of unconsolidated affiliates in our consolidated results of operations. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investments in D&B. Further information on Dun & Bradstreet’s (NYSE: DNB) financial results can be found in its filings with the SEC and its investor relations website at http://investor.dnb.com. D&B Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended March 31, 2022 2021 Net loss attributable to D&B $ (31.3) $ (25.0) Depreciation and amortization 149.4 149.7 Interest expense, net 46.9 48.8 Income tax benefit (9.3) (9.8) EBITDA 155.7 163.7 Other expense (income), net 9.3 (6.8) Equity in net income of affiliates (0.7) (0.6) Net income attributable to non-controlling interest 1.5 1.7 Other incremental or reduced expenses and revenue from the application of purchase accounting and acquisitions (3.9) (0.7) Equity-based compensation 10.7 7.6 Restructuring costs 5.3 5.8 Merger and acquisition-related operating costs 5.1 3.1 Transition costs 6.9 0.9 Legal reserve associated with significant legal and regulatory matters 0.2 9.9 Asset impairment — 1.0 Adjusted EBITDA $ 190.1 $ 185.6

13 CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE Alight Cannae accounts for its investment in Alight using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Alight’s net earnings or loss in earnings (loss) from unconsolidated affiliates in our consolidated results of operations. The Company acquired its interest in Alight on July 2, 2021 and reports its results on a three-month lag. Accordingly, our results of operations for the quarter ended March 31, 2022 include the results of Alight for the quarter ended December 31, 2021. The information below for the three months ended December 31, 2020 is presented for comparative purposes only. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investments in Alight. Further information on Alight’s (NYSE: ALIT) financial results can be found in its filings with the SEC and its investor relations website at http://investor.alight.com. Alight Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three months ended December 31, 2021 2020 Net earnings (loss) $ 72.4 $ (18.1) Interest expense, net 29.0 62.0 Income tax expense 24.6 (3.0) Depreciation and amortization 95.6 74.5 EBITDA 221.6 115.4 Share-based compensation 52.0 — Transaction and integration expenses(1) 9.6 — Non-recurring professional expenses(2) 2.2 — Transformation initiatives(3) — (2.8) Restructuring 2.4 20.2 Gain from change in fair value of financial instruments (25.2) — Gain from change in fair value of tax receivable agreement (63.5) — Other(4) (8.7) 15.6 Adjusted EBITDA $ 190.4 $ 148.4 (1) Transaction and integration expenses relate to acquisitions in 2021. (2) Non-recurring professional expenses primarily include external advisor costs related to the Alight’s merger with Foley Trasimene Acquisition Corporation completed during the third quarter of 2021. (3) Transformation initiatives in fiscal year 2020 include expenses related to enhancing its data center. (4) Other primarily includes long-term incentive expenses and expenses related to acquisitions in fiscal year 2020.

CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE

System1

In January 2022, S1 Holdco, LLC ("S1 Holdco") and Protected.net Group Limited ("Protected.net") combined with Trebia Acquisition Corp. ("Trebia"). The 2021 and 2020 results of Trebia are excluded from the financial results, but the separately audited 2021 financial statements of Trebia, S1 Holdco and Protected.net are included in System1's filings with the SEC.

Cannae accounts for its investment in System1 using the equity method of accounting; therefore, its results do not consolidate into the Company's. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of System1's net earnings or loss in earnings (loss) of unconsolidated affiliates in our consolidated results of operations. The Company acquired its interest in System1 on January 27, 2022 and reports its results on a three-month lag. Accordingly, our results of operations for the three months ended March 31, 2022 do not include any results of System1. Information for S1 Holdco and Protected.net, the operating companies which merged into Trebia to create System1 on January 27, 2022, for the three months ended December 31, 2021 and 2020 are presented for illustrative purposes.

See the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2022 for further information on the Company's accounting for its investment in System1. Further information on System1's (NYSE: SST) financial results can be found in its filings with the SEC and its investor relations website at http://ir.system1.com.

S1 Holdco Adjusted EBITDA Reconciliation

(In Millions) (Unaudited)

Three months ended December 31,		**2021**		**2020**
Net income	$	3.1	$	7.0
Interest expense		4.2		5.8
Income tax expense		0.3		1.5
Depreciation and amortization		3.6		3.1
Other expense		0.1		0.2
Stock-based compensation		3.5		3.4
Acquisition and restructuring costs		8.0		1.3
Acquisition earnout		—		0.1
Adjusted EBITDA	$	22.8	$	22.4

Protected.net Adjusted EBITDA Reconciliation

(In Millions) (Unaudited)

Three months ended December 31,		**2021**		**2020**
Net income (loss)	$	27.7	$	(0.4)
Interest expense		(0.1)		0.1
Income tax expense		(16.1)		—
Depreciation and amortization		0.1		—
Other expense		2.1		0.4
Terminated product lines		—		(0.3)
Acquisition and restructuring costs		0.7		0.5
Adjusted EBITDA	$	14.4	$	0.3

14

15 CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE Paysafe Limited Cannae accounts for its investment in Paysafe using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Paysafe’s net earnings or loss in earnings (loss) from unconsolidated affiliates in our consolidated results of operations. The Company acquired its interest in Paysafe on March 30, 2021 and reports its results on a three-month lag. Accordingly, our results of operations for the three months ended March 31, 2021 include the results of Paysafe for the three months ended December 31, 2021. Information for the three months ended December 31, 2020 is presented for comparative purposes. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its interest in Paysafe. Further information on Paysafe’s (NYSE: PSFE) financial results can be found in its filings with the SEC and its investor relations website at http://ir.paysafe.com. Paysafe Limited Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three months ended December 31, 2021 2020 Net earnings (loss) $ 90.5 $ (3.0) Interest expense, net 21.5 41.5 Income tax benefit (19.0) (21.1) Depreciation and amortization 64.0 65.0 Share-based compensation 8.9 — Impairment expense on intangible assets — 6.6 Restructuring and other costs 3.6 10.1 Gain on disposal of subsidiaries and other assets, net — (13.5) Other (income) expense, net (64.1) 9.7 Adjusted EBITDA $ 105.4 $ 95.3

16 CANNAE HOLDINGS, INC. / FIRST QUARTER 2022 UPDATE About Cannae Holdings, Inc. Cannae Holdings, Inc. (NYSE: CNNE) primarily acquires interests in operating companies and is engaged in actively managing and operating a core group of those companies, which we are committed to supporting for the long term. Cannae’s current principal holdings include Dun & Bradstreet Holdings, Inc. (NYSE: DNB), in which Cannae holds 88.3 Million shares, or approximately 20% interest. Cannae’s second principal holding is Ceridian (NYSE: CDAY), in which Cannae owns 8 Million shares representing an approximate 5% interest. Cannae also holds 59.8 Million shares, or approximately 8% of Paysafe (NYSE: PSFE), as well as 5 Million Paysafe warrants and 3.1 Million Paysafe LLC units. Cannae holds 52.5 Million shares, or approximately 10%, of Alight, Inc (NYSE: ALIT), and 27.5 Million shares, or approximately 25%, of System1, Inc. (NYSE: SST). Cannae’s other principal holding is Sightline Payments, of which Cannae holds approximately 33%. Forward-Looking Statements and Risk Factors This document contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets, and changes in the conditions resulting from the outbreak of a pandemic, such as the novel COVID-19; the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., the Investment Company Act of 1940; and, risks and uncertainties related to the success of our externalization. This document should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors,” and other sections of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

Corporate Information MANAGEMENT TEAM William P. Foley, II Chairman Richard N. Massey Chief Executive Officer David W. Ducommun President Bryan D. Coy Chief Financial Officer Michael L. Gravelle EVP, General Counsel & Corporate Secretary Ryan R. Caswell SVP, Corporate Finance Brett A. Correia Chief Accounting Officer FIRST QUARTER 2022 CONFERENCE CALL DETAILS Date: May 9, 2022 Time: 5:30 pm ET Participant dial in: 1-877-407-0789 (Domestic) 1-201-689-8562 (International) Replay Availability A replay may be accessed by dialing 1-844-512- 2921, or for International callers 1-412-317-6671, and providing the access code 13728509.  The telephonic replay will be available until 11:59 pm ET on May 16, 2022. Investors and other parties may also listen to a simultaneous webcast of the live call by logging onto the Investors section of the Company’s website at cannaeholdings.com. The online replay will be available on the Company’s website immediately following the call. BOARD OF DIRECTORS William P. Foley, II Chairman Cannae Holdings, Inc. Managing Member Trasimene Capital Management, LLC David Aung, CFA Investment Officer City of San Jose, California Hugh R. Harris Retired Chief Executive Officer Lender Processing Services, Inc. C. Malcolm Holland Chairman & Chief Executive Officer Veritex Holdings, Inc. Mark D. Linehan President & Chief Executive Officer Wynmark Company Frank R. Martire Executive Chairman NCR Corporation Richard N. Massey Chief Executive Officer Cannae Holdings, Inc. Senior Managing Director Trasimene Capital Management, LLC Erika Meinhardt Executive Vice President Fidelity National Financial, Inc. Barry B. Moullet Supply Chain Consultant Board Member CiCi’s Pizza James B. Stallings, Jr. Managing Partner PS27 Ventures, LLC Frank P. Willey Partner Hennelly & Grossfeld LLP COMMON SHARE LISTING Our common stock is listed on the New York Stock Exchange under the symbol CNNE. INDEPENDENT AUDITORS Deloitte & Touche LLP 3883 Howard Hughes Parkway, Suite 400 Las Vegas, NV 89169 TRANSFER AGENT Continental Stock Transfer & Trust 1 State Street, 30th Floor New York, NY 10004 (212) 509-4000 PUBLICATIONS The Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q are available on the Investor Relations section of the Company’s website at cannaeholdings.com. A Notice of Annual Meeting of Shareholders and Proxy Statement are furnished to shareholders in advance of the Annual Meeting. INVESTOR RELATIONS Solebury Trout Jamie Lillis, jlillis@soleburytrout.com Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV 89134 (702) 323-7330 cannaeholdings.com